UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

AMHN, INC.

(Exact name of registrant as specified in its charter)

Utah	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North First Street, Suite 104, Burbank, California 91502

(Address of principal executive offices and Zip Code)

(424) 239-6781

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This report contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and information relating to the Company that are based on the current beliefs of the Company’s management as well as assumptions made by and information currently available to management, including statements related to the markets for the Company’s products, general trends and trends in the Company’s operations or financial results, plans, expectations, estimates and beliefs. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “opinion,” “will” and similar expressions and their variants, as they relate to the Company or the Company’s management, may identify forward-looking statements. Such statements reflect the Company’s judgment as of the date of this report with respect to future events, the outcome of which is subject to certain risks, including the risk factors described herein, which may have a significant impact on the Company’s business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein.

EXPLANATORY NOTE

Upon the closing of the Agreement and Plan of Reorganization as described more fully below, AMHN, Inc., a Utah corporation (“AMHN”), became the parent company of Spectrum Health Network, Inc., a Delaware corporation (“Spectrum”). Unless otherwise provided in this current report on Form 8K (the “Report”), all references in this Report to “we,” “us,” “our Company,” “our,” “AMHN,” the “Company,” or the “Registrant” refers to the combined AMHN, Inc. entity, together with its wholly owned subsidiaries, America’s Minority Health Network, Inc., a Delaware corporation (“America’s Minority Health Network”) and Spectrum. Unless otherwise indicated in this Report, all references in this Report to the Company’s Board of Directors shall refer to the Board of Directors of AMHN, which was not reconstituted upon the closing of the Agreement and Plan of Reorganization. The business operations of AMHN following the Agreement and Plan of Reorganization consist of those of its subsidiaries, America’s Minority Health Network and Spectrum. This Report contains summaries of the material terms of various agreements executed in connection with the Agreement and Plan of Reorganization and subsequent transactions.

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Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2010, AMHN, Inc., a Utah corporation (“AMHN”), entered into an Agreement and Plan of Reorganization (the “Acquisition Agreement”) with Spectrum Acquisition Corp., a newly formed Delaware corporation and wholly owned subsidiary of AMHN (“Merger Sub”), Spectrum Health Network, Inc., a Delaware corporation (“Spectrum”) and the sole shareholder of Spectrum (the “Sole Shareholder”). The terms of the Acquisition Agreement provide for (i) the transfer of 100% of the issued and outstanding shares of common stock of Spectrum to AMHN in exchange for the issuance to the shareholder of Spectrum of an aggregate of 500,000 shares of common stock of AMHN (the “AMHN Common Stock”) at a conversion ratio where one share of Spectrum is converted into 500 shares of AMHN; (ii) AMHN’s assumption of all the assets and liabilities of Spectrum; (iii) the officers and directors of Spectrum to retain their respective positions in the Merger Sub; and (iv) Spectrum to become a wholly owned subsidiary of AMHN. A full description of the terms of the Acquisition Agreement (the “Transaction”) is set forth in our discussion of the Transaction in Item 2.01 below, and as outlined in the Acquisition Agreement filed herewith as Exhibit 10.01 to this Report on Form 8-K, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Agreement and Plan of Reorganization with Spectrum Health Network, Inc.

On June 11, 2010, the Closing Date of the Transaction pursuant to the terms and conditions of the Acquisition Agreement, AMHN acquired 100% of the issued and outstanding shares of Spectrum in exchange for the issuance of an aggregate of 500,000 shares of AMHN Common Stock. In accordance with the provisions of this triangulated merger, Merger Sub shall be merged with and into Spectrum as of the Effective Date of the Acquisition Agreement, as that term is defined therein. Upon consummation of the Agreement and all transactions contemplated therein, the separate existence of Merger Sub shall cease and Spectrum becomes a wholly owned subsidiary of AMHN. In conjunction with the Acquisition Agreement, AMHN assumed the assets and liabilities of Spectrum totaling approximately $270,264 and $453,299 respectively.

Business Overview of Spectrum

Spectrum Health Network, Inc. was founded in October 2009. Spectrum is a digital signage waiting room network built for the multispecialty group practice and independent physician associations (“IPA”)1. Spectrum was developed to be an extension of the medical practice, enabling the group practice to relay custom produced health-specific educational based content to patients while they waited to see their physician. Spectrum provides its clients with a powerful tool for practice enhancement, patient communications and as a viable method to deliver educational initiatives.

Spectrum uses HD 32” LCD flat panel commercial monitors, a digital signage media player, and an EnQii remote transfer platform to manage the playlist content for each site. The right side of the viewing screen is dedicated to the medical group/IPA. As of the Closing of the Transaction, Spectrum maintained 126 live sites installed across seventy-two (72) independent buildings servicing eight (8) different UPAs in

[1]	An Independent Practice Association (IPA) is an association of independent physicians, or other organization that contracts with independent physicians, and provides services to managed care organizations on a negotiated per capital rate, flat retainer fee, or negotiated fee-for-service basis. An HMO or other managed care plan may contract with an IPA, which in turn contracts with independent physicians, to treat members at a discounted fee or on a capita basis. The typical IPA encompasses all specialties, but an IPA can be solely for primary care or for a single specialty. IPAs assembles physicians in self-directed groups within a geographic region to invent and implement healthcare solutions, form collaborative efforts among physicians to implement these programs and to exert political influence upward within the medical community to effect positive change.

the California and New York markets and one location operating as a test site in Atlanta, Georgia. Of these locations, fifty-eight (58) are located in Northern California, ten (10) in Southern California, and two (2) in New York. Spectrum has an additional 29 sites under contract but which have not yet been installed.

Spectrum was originally founded as an ad supported network; however, the decision was recently made to shift from ad supported to a subscription based service. Spectrum now sells its network to the IPA market as a subscription service for a one-time fee of $3,500 per location for each system, plus an ongoing monthly service fee ranging from $102 to $250 per month per location. To date, Spectrum has not converted any of its existing client base to a subscription service. The IPA has a well-maintained network which they can choose to be free of advertising. The IPA can use their network to:

•	Customize each screen to reach specific groups of clinics

•	Introduce new services, physicians, or play full-sound videos

•	Keep the waiting room environment focused on health and education

•	Continuously brand the medical group throughout the playlist

•	Provide off-hours training or medical group scheduled messages

If Spectrum is able to convert its existing client base to a subscription service, then at the lowest price threshold, Spectrum expects to net $13,260 per month in network maintenance revenue.

Spectrum has developed a primary target list of prospective IPAs which, if subscribed, would represent a minimum of 640 potential locations, with each location supporting its own system. There are approximately 3,500 IPAs operating in the United States. Of this total, an estimated 2,000 fall under the category of the “Staff Model” where staff are fulltime employees directed under a corporate management structure; another 1,500 are considered a “Staff/Hybrid Model” where the IPA is created to facilitate a Primary Care Group and still enable specialized physicians to maintain their own practices, but also the benefits of achieving economies of scale from the formation of an association to operate and help manage their practice.

According to The IPA Association of America, the average UPA has approximately 450 independent physicians. While the exact number of waiting rooms is unknown, the single most important aspect of the IPA market is its sheer size and number of offices each IPA may grow to manage.

Aggregate Beneficial Ownership of AMHN’s Common Stock after the Transaction

On the Closing Date, and after giving effect to the issuance of the 500,000 shares of AMHN Common Stock to the shareholders of Spectrum, there are 16,290,209 shares of Common Stock of AMHN issued and outstanding. The aggregated beneficial ownership of the Company’s shares of outstanding Common Stock on a fully diluted basis is as follows:

•

The shareholders who exchanged their shares of Spectrum in connection with the Transaction acquired an aggregate beneficial ownership of three percent (3%) of the issued and outstanding shares of Common Stock of AMHN; and

•

Persons beneficially owning 100% of the shares of Common Stock of AMHN immediately prior to the consummation of the Transaction were diluted to an aggregate beneficial ownership of approximately ninety-seven percent (97%) of the issued and outstanding shares of Common Stock of AMHN.

A discussion of beneficial ownership of our directors, officers and principal shareholders is set forth herein in Security Ownership of Certain Beneficial Owners and Management.

Security Ownership of Certain Beneficial Owners and Management

The following alphabetical table sets forth the ownership of our Common Stock, after giving effect to the Closing of the Transaction, by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, each of our directors and executive officers, and all of our directors and executive officers as a group. The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth below, applicable percentages are based upon 16,290,209 shares of Common Stock outstanding as of June 11, 2010 and takes into account the shares issued upon the Closing of the Transaction. Except as otherwise listed below, the address of each person is c/o AMHN at 100 North First Street, Suite 104, Burbank, CA 91502.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)	Percent of Class
Robert Cambridge Chairman of the Board, Chief Executive Officer, Director	Common	0	*
Charles Richardson President and Director	Common	0	*
Donald R. Mastropietro Chief Financial Officer, VP Finance, Treasurer	Common	684,684	4.20%
Kimberly Sarubbi (2) Director	Common	4,108,107	25.22%
Andrew Golden Director	Common	0	*
Seatac Digital Resources, Inc. 555 H Street, Suite H Eureka, CA 95501	Common	4,108,107	25.22%
Sky Kelley 44 Musano Ct West Orange NJ 07052	Common	3,423,422	21.02%
All directors and executive officers as a group (5 persons):	Common	4,792,791	29.42%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that said listed stockholder is or will be a direct or indirect beneficial owner of those shares.

(2)	Includes 4,108,107 shares beneficially owned by Saddle Ranch Productions, Inc., a corporation for which Ms. Sarubbi serves as President and sole director.
*	Less than one percent.

Item 3.02	Unregistered Sales of Equity Securities.

As previously mentioned herein, pursuant to and in conjunction with the Closing of the Acquisition Agreement, the Company issued 500,000 shares of its Common Stock to the shareholders of Spectrum. The 500,000 shares were issued with a restrictive legend that the shares had not been registered under the Securities Act of 1933. The exchange of the securities pursuant to the Transaction was conducted pursuant to the exemption from registration provided by Regulation D of the Securities Act and Section 4(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired:

See Financial Statements of Spectrum Health Network, Inc. for the period from inception (October 21, 2009) through December 31, 2010 attached hereto at Exhibit 99.1.

See Financial Statements of Spectrum Health Network, Inc. for the quarter ended March 31, 2010 attached hereto at Exhibit 99.2.

(b)	Pro Forma Financial Information:

See Unaudited Proforma Consolidated Financial Statements attached hereto at Exhibit 99.3.

(c)	Shell Company Transactions:

None.

(d)	Exhibits:

Exh. No.	Date	Document

10.01	June 11, 2010	Agreement and Plan of Reorganization (for the acquisition of Spectrum Health Network, Inc.)*

99.1	n/a	Financial Statements of Spectrum Health Network, Inc. for year ended December 31, 2009*

99.2	n/a	Financial Statements of Spectrum Health Network, Inc. for quarter ended March 31, 2010*

99.3	n/a	Unaudited Proforma Consolidated Financial Statements*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2010	AMHN, INC.

	By:	/S/ ROBERT CAMBRIDGE
Robert Cambridge
Chief Executive Officer